EXHIBIT 23.2





INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement of Kinark Corporation on Form S-3 of our report dated November 20, 1995, on the consolidated financial statements of Rogers Galvanizing Company for the years ended September 30, 1995, 1994 and 1993, appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                        /s/ Hogan & Slovacek, PC
                                        Hogan & Slovacek, PC
                                        Tulsa, Oklahoma
                                        September 23, 1996